United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2022 (January 27, 2022)

ABRI SPAC I, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40723	86-2861807
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9663 Santa Monica Blvd., No. 1091
Beverly Hills, CA 90210

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:

(424) 732-1021

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one Redeemable Warrant	ASPAU	Nasdaq Capital Market

Common Stock, par value $0.0001 per share	ASPA	Nasdaq Capital Market

Warrants, each exercisable for one share of Common Stock for $11.50 per share	ASPAW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Merger Agreement

On January 27, 2022, Abri SPAC I, Inc., a Delaware corporation (“Abri”), entered into a Merger Agreement (the “Merger Agreement”) by and among Apifiny Group Inc., a Delaware corporation (“Apifiny”), Abri, Abri Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Abri (“Merger Sub”), Erez Simha, solely in his capacity as representative, agent and attorney-in-fact of the Apifiny security holders, and Abri Ventures I, LLC (the “Sponsor”), solely in its capacity as representative, agent and attorney-in-fact of the Indemnified Party (as defined in the Merger Agreement). Pursuant to the terms of the Merger Agreement, a business combination between Abri and Apifiny will be effected through the merger of Merger Sub with and into Apifiny, with Apifiny surviving the merger as a wholly owned subsidiary of Abri (the “Merger”). The board of directors of Abri has (i) approved and declared advisable the Merger Agreement, the Additional Agreements (as defined in the Merger Agreement) and the transactions contemplated thereby and (ii) resolved to recommend approval of the Merger Agreement and related transactions by the stockholders of Abri.

The Merger is expected to be consummated after obtaining the required approval by the stockholders of Abri and Apifiny and the satisfaction of certain other customary closing conditions.

Merger Consideration

Initial Consideration

The total consideration to be paid at Closing (the “Initial Consideration”) by Abri to Apifiny security holders will be an amount equal to $450 Million. The Initial Consideration will be payable in shares of Class A common stock, par value $0.0001 per share, of Abri (“Abri Common Stock”).

Earnout Payments

In addition to the Initial Consideration, certain Apifiny security holders (the Earnout Recipients as defined in the Merger Agreement) will also have the contingent right to earn up to 10,500,000 shares of Abri Common Stock in the aggregate (“Earnout Consideration”) as follows:

●	Such Apifiny security holders will earn 3,000,000 shares of the Earnout Consideration, in the aggregate, if over any twenty (20) consecutive Trading Days (as defined in the Merger Agreement) during the period beginning on the date of Closing Date (as defined in the Merger Agreement) and ending on the first anniversary of the Closing Date (the “First Earnout Period”), the VWAP (as defined in the Merger Agreement) of the Abri Common Stock is greater than or equal to $16.50 per share (the “First Milestone”).

●	Such Apifiny security holders will earn an additional 3,750,000 shares of the Earnout Consideration, in the aggregate, if over any twenty (20) consecutive Trading Days during the period beginning on the Closing Date and ending on the second anniversary of the Closing Date (the “Second Earnout Period”), the VWAP of the Abri Common Stock is greater than or equal to $23.00 per share (the “Second Milestone”).

●	Such Apifiny security holders will earn an additional 3,750,000 shares of the Earnout Consideration, in the aggregate, if within any twenty (20) consecutive Trading Days during the period beginning on the Closing Date and ending on the third anniversary of the Closing Date (the “Third Earnout Period” and together with the First Earnout Period and the Second Earnout Period, each, an “Earnout Period” and collectively, the “Earnout Periods”), the VWAP of the Abri Common Stock is greater than or equal to $30.00 per share (the “Third Milestone” and together with the First Milestone and the Second Milestone, the “Earnout Milestones”).

●	Upon a Change in Control (as defined in the Merger Agreement) during any Earnout Period, if the per share valuation of Abri Common Stock in connection with such Change in Control is equal to or greater than any applicable Earnout Milestone or Milestones, such Apifiny security holders will earn the shares of the Earnout Consideration issuable in respect to each applicable Earnout Milestone or Milestones as described above, which will be released as of immediately prior to the Change of Control.

The Earnout Consideration (1) will be issued to the recipients thereof at Closing and (2) will be placed in escrow at Closing.

The Earnout Consideration will not be released from escrow until it is earned as a result of the occurrence of the applicable Earnout Milestone or in connection with a Change in Control, as set forth in the fourth bullet above. Shares of the Earnout Consideration not earned on or before the expiration of the applicable Earnout Period will be forfeited without any consideration and thereupon returned to Abri pursuant to the Earnout Escrow Agreement.

In the case of any holder of Apifiny stock options, the applicable shares of the Earnout Consideration will not be released from escrow until the occurrence of the applicable Earnout Milestone within the applicable Earnout Period, provided that such holder (i) has exercised their stock options prior to the occurrence of the applicable Earnout Milestone and (ii) continues to be employed by Apifiny or one of its subsidiaries at such time. Shares of the Earnout Consideration that are not earned by a holder of Apifiny Stock options on or before the third anniversary of the Closing Date will be forfeited without any consideration and thereupon returned to Abri pursuant to the Earnout Escrow Agreement.

Treatment of Apifiny Securities

Cancellation of Securities

Each share of Apifiny capital stock, if any, that is owned by Abri, Merger Sub, Apifiny, or any of their respective subsidiaries (as treasury stock or otherwise) immediately prior to the effective time of the Merger (the “Effective Time”), will automatically be cancelled and retired without any conversion or consideration.

Common Stock

●	Series F Common Stock. Immediately prior to the Effective Time, each issued and outstanding share of Apifiny’s Series F Common Stock, par value $0.0001 per share (“Apifiny F Stock”) (other than any such shares of Apifiny capital stock cancelled as described above), will be converted into the right to receive a number of shares of Abri Common Stock and a number of shares of preferred stock, par value $0.0001 per share, of Abri (“Abri Preferred Stock”), in each case at the Merger Exchange Ratio, and the pro rata portion of the Earnout Consideration, if any, set forth in the Closing Consideration Spreadsheet (as defined in the Merger Agreement) with respect to such share of Apifiny F Stock.

●	Series A Common Stock. Immediately prior to the Effective Time, each issued and outstanding share of Apifiny’s Class A common stock, par value $0.0001 per share (“Apifiny A Stock” and, together with the Apifiny F Stock, “Apifiny Common Stock”) (other than any such shares of Apifiny capital stock cancelled as described above and any dissenting shares) will be converted into the right to receive a number of shares of Abri Common Stock at the Merger Exchange Ratio and the pro rata portion of the Earnout Consideration, if any, set forth in the Closing Consideration Spreadsheet with respect to such share of Apifiny A Stock..

●	“Merger Exchange Ratio” means the quotient obtained by dividing (a) 45,000,000 by (b) the Fully Diluted Company Shares.

●	“Fully Diluted Company Shares” means the sum, without duplication, of (a) all shares of Apifiny Common Stock that are issued and outstanding immediately prior to the Effective Time; plus (b) the aggregate number of Rollover Option Shares for in-the-money Company Options (each as defined in the Merger Agreement); plus (c) all shares of Apifiny Common Stock issuable upon conversion, exercise or exchange of any other in-the-money securities of Apifiny convertible into or exchangeable or exercisable for shares of Apifiny Common Stock.

Merger Sub Securities

Each share of common stock, par value $0.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and become one newly issued share of common stock of the surviving corporation of the Merger.

Stock Options

At the Effective Time, each outstanding option to purchase shares of Apifiny Common Stock will be converted into an option to purchase, subject to substantially the same terms and conditions as were applicable under such options at the Effective Time, under an equity option plan to be adopted post-Closing as described in the Merger Agreement, shares of Abri Common Stock equal to the number of shares subject to such option at the Effective Time multiplied by the Merger Exchange Ratio, at an exercise price per share of Abri Common Stock equal to the exercise price per share of Apifiny Common Stock equal to (a) the exercise price per share of Series A Common Stock of such option divided by (b) the Merger Exchange Ratio.

 Representations and Warranties

The Merger Agreement contains customary representations and warranties of the parties thereto with respect to, among other things: (a) corporate existence and power; (b) authorization to enter into the Merger Agreement and related transactions; (c) governmental authorization; (d) non-contravention; (e) capitalization; (f) corporate records; (g) subsidiaries; (h) consents; (i) financial statements; (j) books and records; (k) internal accounting controls; (l) absence of certain changes; (m) properties; title to assets; (n) litigation; (m) contracts; (o) licenses and permits; (p) compliance with laws; (q) intellectual property; (r) accounts payable; affiliate loans; (s) employee matters and benefits; (t) tax matters; (u) real property; (v) environmental laws; (w) finders’ fees; (x) powers of attorney, suretyships and bank accounts; (y) directors and officers; (z) anti-money laundering laws; (aa) insurance; (ab) related party transactions; and (ac) certain representations related to securities law and activity. Abri has additional representations and warranties, including (a) issuance of shares; (b) trust fund; (c) listing; (d) board approval; (e) SEC documents and financial statements; (f) certain business practices; and (g) expenses, indebtedness and other liabilities.

Covenants

The Merger Agreement includes customary covenants of the parties with respect to operation of their respective businesses prior to consummation of the Merger and efforts to satisfy conditions to consummation of the Merger. The Merger Agreement also contains additional covenants of the parties, including, among others, conduct of business, access to information, cooperation in the preparation of the Form S-4 and Proxy Statement (as each such term is defined in the Merger Agreement) required to be filed in connection with the Merger and to obtain all requisite approvals of each party’s respective stockholders. Abri has also agreed to include in the Proxy Statement the recommendation of its board that its stockholders approve all of the proposals to be presented at the special meeting.

Non-Solicitation Restrictions

Each of Abri and Apifiny has agreed that from the date of the Merger Agreement until the Closing Date or, if earlier, the valid termination of the Merger Agreement in accordance with its terms, it will not initiate, encourage or engage in any negotiations with any party relating to an Alternative Transaction (as defined in the Merger Agreement), take any action intended to facilitate an Alternative Transaction or approve, recommend or enter into any agreement relating to an Alternative Transaction. Each of Abri and Apifiny has also agreed to be responsible for any acts or omissions of any of its respective representatives that, if they were the acts or omissions of Abri and Apifiny, as applicable, would be deemed a breach of such party’s obligations with respect to these non-solicitation restrictions.

Conditions to Closing

The consummation of the Merger is conditioned upon, among other things, (i) the absence of any applicable (A) law or order, or (B) Action (as defined in the Merger Agreement) commenced or asserted in writing by any Authority (as defined in the Merger Agreement), prohibiting or, in the case of clause (B), materially restrict the consummation of the Merger and related transactions; (ii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iii) receipt of any consent, approval or authorization required by any Authority (as defined in the Merger Agreement); (iv) Abri having at least $5,000,001 of net tangible assets either immediately prior to or upon consummation of the Merger; (v) approval by Apifiny’s stockholders of the Merger and related transactions; (vi) approval by Abri’s stockholders of the Merger and related transactions; (vii) the conditional approval for listing by the Nasdaq Stock Market of the shares of Abri Common Stock to be issued in connection with the transactions contemplated by the Merger Agreement and the Additional Agreements and satisfaction of initial and continued listing requirements; and (ix) the Form S-4 becoming effective in accordance with the provisions of the Securities Act of 1933, as amended (“Securities Act”).

Solely with respect to Abri and Merger Sub, the consummation of the Merger is conditioned upon, among other things: (i) Apifiny having duly performed or complied with all of its obligations under the Merger Agreement in all material respects; (ii) the representations and warranties of Apifiny, other than certain fundamental representations as set forth in the Merger Agreement, being true and correct in all respects unless failure to be true and correct would not have or reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement) on Apifiny’s ability to consummate the Merger and related transactions; (iii) certain fundamental representations, as set forth in the Merger Agreement, being true and correct in all respects, other than de minimis inaccuracies; (iv) no event having occurred that would result in a Material Adverse Effect on Apifiny or any of its subsidiaries; (v) providing a certificate from the chief executive officer as to the accuracy of these conditions; (vi) not more than five percent (5%) of the issued and outstanding shares of Apifiny Common Stock constituting Dissenting Shares (as such term is defined in the Merger Agreement); (vii) Apifiny delivering financial statements required to be included in any filings with the SEC; and (viii) Apifiny having filed applications for the registration of its ownership of all of its Chinese intellectual property with the Copyright Protection Centre of China.

Solely with respect to Apifiny, the consummation of the Merger is conditioned upon, among other things: (i) Abri and Merger Sub having duly performed or complied with all of their respective obligations under the Merger Agreement in all material respects; (ii) the representations and warranties of Abri, other than certain fundamental representations as set forth in the Merger Agreement, being true and correct in all respects unless failure would not have or reasonably be expected to have a Material Adverse Effect on Abri or Merger Sub; (iii) certain fundamental representations, as set forth in the Merger Agreement, being true and correct in all respects other than de minimis inaccuracies; (iv) no event having occurred that would result in a Material Adverse Effect on Abri or Merger Sub; (v) Abri, Abri Ventures I, LLC (the “Sponsor”), and any other security holder of Abri, shall have executed and delivered to Apifiny each Additional Agreement to which they each are a party; (vi) Abri and Merger Sub having each delivered certain certificates to Apifiny; (vii) Abri having filed its Amended Parent Charter (as defined in the Merger Agreement) and such Amended Parent Charter being declared effective by, the Delaware Secretary of State; and (viii) Abri having delivered executed resignation of certain Abri directors as set forth in the Merger Agreement.

Termination

The Merger Agreement may be terminated as follows:

(i)	by either Abri or Apifiny, without liability to the other party, if (A) the Merger and related transactions are not consummated on or before the six-month anniversary of the date of the Merger Agreement (the “Outside Closing Date”), provided that, if the SEC has not declared the Form S-4 effective on or prior to the six-month anniversary of the Merger Agreement, the Outside Closing Date shall be automatically extended by one month; and (B) the material breach or violation of any representation, warranty, covenant or obligation under the Merger Agreement by the party seeking to terminate the Merger Agreement was not the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Closing Date. Such right may be exercised by Abri or Apifiny, as the case may be, giving written notice to the other at any time after the Outside Closing Date.

(ii)	by either Abri or Apifiny if any Authority (as defined in the Merger Agreement) has issued any final decree, order, judgment, award, injunction, rule or consent or enacted any law, having the effect of permanently enjoining or prohibiting the consummation of the Merger.

(iii)	by either Abri or Apifiny if Abri’s stockholders fail to approve the Required Parent Proposals (as defined in the Merger Agreement) at the Abri stockholder meeting;

(iv)	by mutual written consent of Abri and Apifiny duly authorized by each of their respective boards of directors;

(v)	by either Abri or Apifiny, if the other party has breached any of its covenants or representations and warranties such that it would be impossible or would reasonably be expected to be impossible to satisfy any of its closing conditions and such breach is incapable of being cured or is not cured by the earlier of (A) the Outside Closing Date and (B) 30 days following receipt by the breaching party of a written notice of the breach; provided that the terminating party is not then in breach of the Merger Agreement so as to prevent the satisfaction of its closing conditions;

(vi)	by Abri if Apifiny has not received approval from Apifiny’s stockholders of the Merger and related transactions by the Company Stockholder Written Consent Deadline (as defined in the Merger Agreement), provided that Abri is not then in breach of the Merger Agreement so as to prevent the satisfaction of its closing conditions, further provided that upon Apifiny receiving such stockholder approval, Abri will no longer have any right to so terminate the Merger Agreement; and

(vii)	by Abri if the Company, Abri and their respective Affiliates, as applicable, have not by the end of the Assurance Arrangement Negotiation Period (as defined in the Merger Agreement) executed and delivered each of the Assurance Agreement and the Assurance Escrow Agreement (each as defined in the Merger Agreement) within five days of the expiration of the Assurance Arrangement Negotiation Period.

Effect of Termination

If the Merger Agreement is terminated in accordance with its terms, the Merger Agreement will become void and of no further force and effect without liability of any party, except for liability arising out of any party’s willful breach of the Merger Agreement, intentional fraud or willful misconduct.

Indemnification

Apifiny’s security holders agree to indemnify and hold harmless Abri from all Losses (as defined in the Merger Agreement) arising out of any breach or inaccuracy of the representations and warranties of Apifiny in the Merger Agreement or any breach of a covenant by Apifiny, subject to certain limitations and procedures set forth in the Merger Agreement.

The Merger Agreement and other agreements described below have been included to provide investors with information regarding their respective terms. They are not intended to provide any other factual information about Abri, Apifiny or the other parties thereto. In particular, the assertions embodied in the representations and warranties in the Merger Agreement were made as of a specified date, are modified or qualified by information in one or more disclosure letters prepared in connection with the execution and delivery of the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about Abri, Apifiny or the other parties thereto at the time they were made or otherwise and should only be read in conjunction with the other information that Abri makes publicly available in reports, statements and other documents filed with the SEC. Abri and Apifiny investors and security holders are not third-party beneficiaries under the Merger Agreement.

Certain Related Agreements

Parent Stockholder Support Agreement

In connection with the execution of the Merger Agreement, Abri, Apifiny and a certain stockholder of Abri entered into that certain Parent Stockholder Support Agreement dated January 27, 2022 (the “Parent Stockholder Support Agreement”) pursuant to which that certain Abri stockholder agreed to vote all shares of Abri Common Stock beneficially owned by them, including any additional shares of Abri they acquire ownership of or the power to vote in favor of the Parent Proposals (as defined in the Merger Agreement), including the Merger and related transactions and against any action reasonably expected to impede, delay or materially and adversely affect the Merger and related transactions.

The foregoing description of the Parent Stockholder Support Agreement is qualified in its entirety by reference to the full text of the Parent Stockholder Support Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Company Stockholder Support Agreement

In connection with the execution of the Merger Agreement, Abri, Apifiny and certain stockholders of Apifiny entered into that certain Company Stockholder Support Agreement dated January 27, 2022 (the “Company Stockholder Support Agreement”), pursuant to which those certain Apifiny stockholders parties thereto have agreed to vote all common stock of Apifiny beneficially owned by them, including any additional shares of Apifiny they acquire ownership of or the power to vote, in favor of the Merger and related transactions and against any action reasonably be expected to impede, delay or materially and adversely affect the Merger and related transactions.

The foregoing description of the Company Stockholder Support Agreement is qualified in its entirety by reference to the full text of the Company Stockholder Support Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and incorporated herein by reference.

Agreements to be Executed On or Before Closing

Assurance Agreement

In connection with the execution of the Merger Agreement, the Sponsor, Apifiny and TipTop Century Limited (“Tiptop”) will negotiate in good faith to enter into an assurance agreement (the “Assurance Agreement”), pursuant to which 6,650,000 shares of Abri Common Stock held by TipTop (the “Assurance Shares”) will be deposited in an escrow account with the Continental Stock Transfer & Trust Company, acting as escrow agent (the “Escrow Agent”) and will be released from escrow and issued to the Sponsor, free of all applicable liens, upon the occurrence of any of the following:

(a) (i) the VWAP of the shares of Abri Common Stock is lower than $10.50 per share on any single Trading Day (as defined in the Assurance Agreement) (the “Minimum Daily VWAP Trading Price Breach”) during the period starting on and including the Trading Day immediately following the day of the distribution by Abri of the proxy statement to holders of Abri Common Stock, and ending on and including the Trading Day immediately preceding the Closing Date (the “VWAP Maintenance Period”), and (ii) the Closing shall have occurred (“First Scenario”); or

(b) (i) the Merger Agreement shall not have been terminated in accordance with Article X thereof; (ii) the Closing shall not have occurred before or on the date on which the Closing is required to occur in accordance with Section 2.6 of the Merger Agreement (such date, the “Specified Date”); (iii) no earlier than 5:00 PM Eastern Time on the Specified Date, Abri shall have given a good faith notice to Apifiny in accordance with Section 12.1 of the Merger Agreement stating that Abri and the Merger Sub stand ready and willing to consummate the Merger during the immediately succeeding three (3) Business Day period (the “Company Closing Period”), which notice shall be an irrevocable binding commitment of Abri and Merger Sub to consummate the Merger throughout the Company Closing Period; (iv) at all times during the Company Closing Period, all of the conditions set forth in Article IX of the Merger Agreement shall continue to be satisfied or shall be capable of being satisfied or waived (to the extent permitted by applicable law) if the Closing were to occur during the Company Closing Period; and (v) Apifiny shall have failed to consummate the Merger on or before the end of the Company Closing Period (“Second Scenario”).

If all of the conditions set forth in the First Scenario above, or all of the conditions set forth in the Second Scenario above, shall not have been satisfied, the Assurance Shares shall be returned by the Escrow Agent to TipTop pursuant to the Assurance Escrow Agreement upon the earlier to occur of (i) the Closing and (ii) the termination of the Merger Agreement in accordance with Article X thereof.

The foregoing description of the Assurance Agreement is qualified in its entirety by reference to the full text of the initial draft of the Assurance Agreement which may be further updated by the parties as they continue to negotiate this agreement in good faith. A copy of the initial draft of the Assurance Agreement is included as Exhibit N to the Merger Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Assurance Escrow Agreement

In connection with the execution of the Merger Agreement, Abri and Apifiny, TipTop and the Escrow Agent for the Assurance Shares, will negotiate in good faith to enter into an agreement (the “Assurance Escrow Agreement”), pursuant to which the Escrow Agent shall hold the Assurance Shares in an escrow account under the conditions provided in the Assurance Agreement, and shall not release such Assurance Shares until after receipt by the Escrow Agent of either (i) a joint written instruction signed by each of Apifiny, TipTop and the Sponsor (a “Joint Written Instruction”), held by the Escrow Agent and activated upon receipt of a Notification Letter (as hereinafter described), and in accordance with the procedures set forth in the Escrow Assurance Agreement or (ii) a Final Order (as such term is defined in the Assurance Escrow Agreement). The “Notification Letter” is a notice from Chardan to the Escrow Agent to release the Joint Written Instruction when Chardan can confirm that either (i) all of the conditions set forth in the First Scenario, or (ii) all of the conditions set forth in the Second Scenario, have been satisfied. If none of the conditions for the release of the Assurance Shares have been met, the Assurance Shares will be returned to TipTop as set forth in the Assurance Agreement.

The foregoing description of the Assurance Escrow Agreement is qualified in its entirety by reference to the full text of the initial draft of the Assurance Escrow Agreement which may be further updated by the parties as they continue to negotiate this agreement in good faith. A copy of the initial draft of the Assurance Escrow Agreement is included as Exhibit O to the Merger Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Agreements to be Executed at Closing

Company Lock-Up Agreement

In connection with the execution of the Merger Agreement, Abri and certain Apifiny stockholders will enter into a lock-up agreement (the “Company Lock-Up Agreement”), pursuant to which those certain Apifiny stockholders parties thereto will agree, subject to certain customary exceptions, not to (i) sell, offer to sell, contract or agree to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Abri Common Stock held by them (such shares, together with any securities convertible into or exchangeable for or representing the rights to receive shares of Common Stock if any, acquired during the Company Lock-Up Period (as defined below), the “Company Lock-Up Shares”), (ii) enter into a transaction that would have the same effect, (iii) enter into any swap, hedge or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Company Lock-Up Shares or otherwise, or engage in any short sales or other arrangement with respect to the Company Lock-Up Shares or (iv) publicly announce any intention to effect any transaction specified in clause (i) or (ii) until the date that is 12 months after the Closing Date (the period from the date of the Company Lock-Up Agreement until such date, the “Company Lock-Up Period”).

The foregoing description of the Company Lock-Up Agreement is qualified in its entirety by reference to the full text of the form of Company Lock-Up Agreement, a copy of which is included as Exhibit C1 to the Merger Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Sponsor Lock-Up Agreement

In connection with the execution of the Merger Agreement, Abri and the Sponsor will enter into a sponsor lock-up agreement (the “Sponsor Lock-Up Agreement”), pursuant to which the Sponsor will not (i) offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Abri Common Stock held by them (such shares, together with any securities convertible into or exchangeable for or representing the rights to receive shares of Common Stock if any, acquired during the Sponsor Lock-Up Period (as defined below) (the “Sponsor Lock-Up Shares”); (ii) enter into a transaction that would have the same effect, or (iii) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-up Shares; or otherwise, publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, or engage in any Short Sales, until the date that is 6 months after the Closing Date (the period from the date of the Sponsor Lock-Up Agreement until such date, the “Sponsor Lock-Up Period”).

The foregoing description of the Sponsor Lock-Up Agreement is qualified in its entirety by reference to the full text of the form of Sponsor Lock-Up Agreement, a copy of which is included as Exhibit C2 to the Merger Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Amended and Restated Registration Rights Agreement

At Closing, Abri, the Sponsor, certain Apifiny securityholders and Chardan Capital Markets, LLC as underwriter (the “Underwriter”) will enter into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”), pursuant to which the Sponsor, the Underwriter and holders of the Company Lock-Up Shares and recipients of the Earnout Shares, if any, will be provided certain rights relating to the registration of certain Abri securities.

The foregoing description of the Amended and Restated Registration Rights Agreement is qualified in its entirety by reference to the full text of the form of Amended and Restated Registration Rights Agreement, a copy of which is included as Exhibit D to the Merger Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Sponsor Earnout Agreement

In connection with the execution of the Merger Agreement, Abri and the Sponsor will enter into a sponsor earnout agreement (the “Sponsor Earnout Agreement”), pursuant to which the Sponsor will have the contingent right to earn the Sponsor Earnout Shares (as defined in the Sponsor Earnout Agreement). The Sponsor Earnout Shares consist of 1,050,000 shares of Abri Common Stock that will be placed in escrow with the Escrow Agent (as defined below). The Sponsor may earn the Sponsor Earnout Consideration as follows:

●	275,000 Sponsor Earnout Shares will be earned and released from escrow upon satisfaction of the First Milestone Event (as defined in the Sponsor Earnout Agreement);

●	350,000 Sponsor Earnout Shares will be earned and released from escrow upon satisfaction of the Second Milestone Event (as defined in the Sponsor Earnout Agreement); and

●	425,000 Sponsor Earnout Shares will be earned and released from escrow upon satisfaction of the Third Milestone Event (as defined in the Sponsor Earnout Agreement).

The foregoing description of the Sponsor Earnout Agreement is qualified in its entirety by reference to the full text of the form of Sponsor Earnout Agreement, a copy of which is included as Exhibit E to the Merger Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Earnout Escrow Agreement

In connection with the execution of the Merger Agreement, Abri, the Sponsor, Erez Simha as the Apifiny securityholder representative and Continental Stock Transfer & Trust Company (the “Escrow Agent”) will enter into an earnout escrow agreement (the “Earnout Escrow Agreement”), pursuant to which 11,550,000 shares of Abri Common Stock will be deposited in escrow with the Escrow Agent and will serve as a source of payment for certain Apifiny securityholders and the Sponsor in the event that the post-business combination company reaches certain milestone events (as described in the Merger Agreement and the Sponsor Earnout Agreement, respectively) after the Closing.

The foregoing description of the Earnout Escrow Agreement is qualified in its entirety by reference to the full text of the form of Earnout Escrow Agreement, a copy of which is included as Exhibit J to the Merger Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Indemnification Escrow Agreement

In connection with the execution of the Merger Agreement, the Sponsor (acting as the representative of Abri as the indemnified party under the Merger Agreement) will enter into an indemnification escrow agreement (the “Indemnification Escrow Agreement”) with the Apifiny securityholder representative and the Escrow Agent, pursuant to which 2,250,000 shares of Abri Common Stock will be deposited in escrow with the Escrow Agent and will serve as security for and a source of payment with respect to Abri’s right to indemnification under the Merger Agreement.

The foregoing description of the Indemnification Escrow Agreement is qualified in its entirety by reference to the full text of the form of Indemnification Escrow Agreement, a copy of which is included as Exhibit K to the Merger Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Voting Agreement

In connection with the execution of the Merger Agreement, Abri, the Sponsor and certain holders of Abri Common Stock will enter into a voting agreement (the “Voting Agreement”), pursuant to which such holders of Abri Common Stock agree to vote in favor of certain matters relating to the nomination and election of the Post-Closing Board of Directors (as described in the Voting Agreement).

The foregoing description of the Voting Agreement is qualified in its entirety by reference to the full text of the form of Voting Agreement, a copy of which is included as Exhibit M to the Merger Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

 Warrant Revenue Sharing Side Letter

In connection with the execution of the Merger Agreement, Abri, Apifiny and the Sponsor will enter into a letter agreement (the “Warrant Revenue Sharing Side Letter”), pursuant to which Abri and Apifiny will divide the proceeds from the Warrant Exercise Price (as defined in the Warrant Revenue Sharing Side Letter), arising from the exercise of the warrants issued as part of the Abri units sold in its initial public offering, as follows:

A.	20% of the Warrant Exercise Price received in cash by Abri shall be delivered to the Sponsor in cash or immediately available funds not later than five (5) days following Abri’s receipt of the cash exercise price of any Warrant;

B.	35% of the Warrant Exercise Price received in cash by Abri shall be made available to the Chief Executive Officer of Abri in cash or immediately available funds not later than five (5) days following Abri’s receipt of the cash exercise price of any Warrant and the Chief Executive Officer of Abri shall have the right to pay all or any portion of such amount received to the persons that managed or controlled Apifiny immediately prior to the consummation of the transaction contemplated by the Merger Agreement, in each case, such payments to be in such amounts and to such persons as the Chief Executive Officer of Abri shall determine in such officer’s sole discretion; and

C.	Abri shall keep 45% of the Warrant Exercise Price received in cash by Abri.

The foregoing description of the Warrant Revenue Sharing Side Letter is qualified in its entirety by reference to the full text of the form of Warrant Revenue Sharing Side Letter, a copy of which is included as Exhibit Q to the Merger Agreement, filed as Exhibit 2.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On January 27, 2022, Abri and Apifiny issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 to the Current Report on Form 8-K as filed on January 27, 2022, and is incorporated herein by reference.

Furnished as Exhibit 99.2 to this Current Report on Form 8-K is a copy of the investor presentation that will be used by Abri and Apifiny in connection with the proposed Merger and related matters.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Important Information About the Merger and Where to Find It

In connection with the proposed Merger, Abri intends to file a registration statement on Form S-4 with the SEC, which will include a document that serves as a prospectus and proxy statement of Abri, referred to as a “proxy statement/prospectus.” The preliminary and definitive proxy statements/prospectuses and other relevant documents will be sent or given to the stockholders of Abri as of the record date established for voting on the proposed Merger and will contain important information about the proposed Merger and related matters. Before making any voting decision, investors and security holders of Abri are urged to read, when available, the registration statement, the preliminary proxy statement/prospectus and any amendments thereto and, once available, the definitive proxy statement/prospectus, in connection with Abri’s solicitation of proxies for the meeting of stockholders to be held to approve, among other things, the proposed Merger because these documents will contain important information about Abri, Apifiny and the proposed Merger. When available, the definitive proxy statement/prospectus will be mailed to Abri’s stockholders as of a record date to be established for voting on the proposed Merger. Abri stockholders will also be able to obtain copies of the proxy statement/prospectus, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Abri SPAC I, Inc., 2093 Philadelphia Pike #1968, Claymont, DE 19703, Attention: Secretary, telephone: (650) 560-4753.

Participants in the Solicitation

Abri, Apifiny and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Abri’s stockholders in connection with the proposed Merger. Abri’s stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and executive officers of Abri in Abri’s final prospectus filed with the SEC on August 11, 2021 in connection with Abri’s initial public offering. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to Abri’s stockholders in connection with the proposed Merger will be set forth in the proxy statement/prospectus for the proposed Merger when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed Merger will be included in the proxy statement/prospectus that Abri intends to file with the SEC, as described in the “Important Information About the Merger and Where to Find It” section of this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K and the documents incorporated by reference herein contain certain “forward-looking statements” within the meaning of “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by words such as “target,” “believe,” “expect,” “will,” “shall,” “may,” “anticipate,” “estimate,” “would,” “positioned,” “future,” “forecast,” “intend,” “plan,” “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Examples of forward-looking statements include, among others, statements made in this Current Report on Form 8-K regarding the proposed transactions contemplated by the Merger Agreement, including the benefits of the Merger, integration plans, expected synergies and revenue opportunities, anticipated future financial and operating performance and results, including estimates for growth, achievement of the Earnout Consideration, other performance metrics, projections of market opportunity, expected management and governance of the post-business combination company and expected timing of the Merger. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, these statements are based on various assumptions, whether or not identiﬁed in this Current Report on Form 8-K and on the current expectations of Abri’s and Apifiny’s respective management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a deﬁnitive statement of fact or probability. Actual events and circumstances are difﬁcult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Abri and Apifiny. Some important factors that could cause actual results to differ materially from those in any forward-looking statements could include changes in domestic and foreign business, market, ﬁnancial, political and legal conditions.. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Abri’s and Apifiny’s control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements. Therefore, investors and security holders of Abri should not rely on any of these forward-looking statements.

Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, the following: (1) the occurrence of any event, change or other circumstances that could give rise to an amendment or termination of the Merger Agreement and the proposed transaction contemplated thereby; (2) the inability to complete the transactions contemplated by the Merger Agreement due to the failure to obtain approval of the stockholders of Abri or Apifiny or other conditions to closing in the Merger Agreement; (3) the inability to project with any certainty the amount of cash proceeds remaining in the Abri trust account at Closing; (4) the uncertainty relative to the cash made available to Apifiny at Closing should any material redemption requests be made by the Abri stockholders (since the sources of cash projected in the exhibit to this Current Report on Form 8-K assume that no redemptions will be requested by Abri stockholders); (5) the inability of the post-business combination company to obtain or maintain the listing of its securities on Nasdaq following the Merger; (6) the amount of costs related to the Merger; (7) Apifiny’s ability to yield sufficient cash proceeds from the transaction to support its short-term operations and research and development efforts since the Merger Agreement requires no minimum level of funding in the trust fund to close the transaction; (8) the outcome of any legal proceedings that may be instituted against the parties to the Merger Agreement following the announcement of the proposed Merger; (9) changes in applicable laws or regulations; (10) the ability of Apifiny to meet its post-Closing financial and strategic goals due to competition, among other things; (11) the ability of the post-business combination company to grow and manage growth profitability and retain its key employees; (12) the possibility that the post-business combination company may be adversely affected by other economic, business and/or competitive factors; (13) risks relating to the successful retention of Apifiny’s customers; (14) the potential impact that the COVID-19 pandemic may have on Apifiny’s customers, suppliers, vendors, regulatory agencies, employees and the global economy as a whole; (15) the expected duration over which Apifiny’s balances will fund its operations; and (16) other risks and uncertainties described herein, as well as those risks and uncertainties indicated in Abri’s final prospectus filed with the SEC on August 11, 2021 in connection with Abri’s initial public offering, the preliminary and definitive proxy statements/prospectuses relating to the proposed Merger to be filed by Abri with the SEC, particularly those under the “Risk Factors” sections therein, and in Abri’s other filings with the SEC. Abri cautions that the foregoing list of factors is not exclusive. If any of these risks materialize or Abri’s or Apifiny’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Abri nor Apifiny presently know, or that Abri and Apifiny currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Abri and Apifiny’s current expectations, plans and forecasts of future events and views as of the date hereof. Nothing in this Current Report on Form 8-K and the attachments hereto should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. Investors and security holders of Abri should not place undue reliance on forward-looking statements in this Current Report on Form 8-K and the attachments hereto, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein and the risk factors of Abri and Apifiny described above. Abri and Apifiny anticipate that subsequent events and developments will cause their assessments to change. However, while Abri and Apifiny may elect to update these forward-looking statements at some point in the future, they each specifically disclaim any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Abri or Apifiny’s assessments as of any date subsequent to the date of this Current Report on Form 8-K. Accordingly, undue reliance should not be placed upon the forward-looking statements.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Merger. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
2.1*	Merger Agreement dated as of January 27, 2022 by and among Apifiny Group Inc., Abri SPAC I, Inc., Abri Merger Sub, Inc., Abri Ventures I, LLC as sponsor and indemnified party representative and Erez Simha as securityholder representative and indemnified party representative.
10.1	Parent Stockholder Support Agreement dated as of January 27, 2022 by and among Abri SPAC I, Inc., Apifiny Group Inc. and certain stockholders of Abri SPAC I, Inc.
10.2	Company Stockholder Support Agreement dated as of January 27, 2022 by and among Abri SPAC I, Inc., Apifiny Group Inc. and certain stockholders of Apifiny Group Inc.
99.1	Press Release dated January 27, 2022 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed with the Securities & Exchange Commission on January 27, 2022)
99.2	Investor Presentation dated February 2022
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. Abri agrees to furnish supplementally a copy of any omitted exhibit and schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2022

Abri SPAC I, Inc.

By:	/s/ Jeffrey Tirman
Name:	Jeffrey Tirman
Title:	Chief Executive Officer